Guarantee Contract

English Translation

No. 20084399990010026

Guarantor: China GengSheng Minerals, Inc.
Business License Certificate No: 001485
Legal Representative (Responsible Person): Shunqing Zhang
Legal Address: No. 88 Gengsheng Road Dayugou town Gongyi City
Zip Code: 450071
Main saving account branch & account number: ___________
Phone & Fax: 0371-64059868

Creditor: Bank of China Agricultural Development
Legal Representative: Zhiquan Zhu
Correspondence Address: 81 Hongqi Road
Zip Code: 450008
Phone & Fax: 65830254

WHEREAS, Zhengzhou Jinyuan Flour Ltd. (hereinafter referred to as "the Debtor") and the Creditor have entered into the Loan Contract (No. 2008439999001080) (hereinafter referred to as "the Main Contract"), pursuant to which, the Guarantor agrees to provide its guarantee for the Debtor’s obligations under the Main Contract. According to the Contact Law of People’s Republic of China, the Guarantee Law of People’s Republic of China, and other related laws and regulations, the Guarantor also agrees to enter this guarantee contract (hereafter referred to as "the Contract") to verify all the rights and obligations regarding its guarantee under the Main Contract.

Article 1 Amount & the Debt to be guaranteed

This Guarantee Contract is entered into for securing the Creditor’s rights under the Main Contract for the short term loan to be used for the Debtor’s business operations in the amount of RMB thirty million.

Article 2 Loan and repayment Term

The term of the Main Contract is 12 months commencing from August 28, 2008 to August 24, 2009. The repayment term of the Main Contract shall govern if any discrepancy arises between the Contract and the Main Contract.

Article 3 Form of Guarantee

The Guarantor holds a joint and several liabilities under this Contract.

Article 4 Scope of Guarantee

The scope of the guarantee covers the principal, interest, penalty interest, compound interest, default penalty, damages and expenses involved in exercising the Creditor’s rights under the Main Contract and other expenses for exercising the Creditor’s rights including but not limited to collection expenses, litigation fee, arbitration fee, preservation fee, evaluation fee, auction fee, execution fee, settlement expenses, and agents fee.

Article 5 Terms of Guarantee

5.1 The term of guarantee shall be two years commencing from the maturity date of the Main Contract.

5.2 The term of guarantee shall be two years commencing from the date the Creditor notified the Debtor or the Guarantor if the Creditor decides to accelerate the maturity of all debts due to the laws, regulations or the agreed term under the Main Contract.

5.3 The term of guarantee for the bank acceptance bill of exchange shall be two years from the date of prepayment by the Creditor.

5.4 The term of guarantee for discounting bank acceptance bills of exchange shall be two years from the date of the maturity date of bills discounted.

Article 6 Representations and Warranties by the Guarantor

6.1 The Guarantor is an independent civil entity duly qualified to provide guarantee according to national law and regulations.

6.2 The Guarantor has a full capacity to exercise all essential rights, perform in his own name obligations which will be not waived or relieved due to any instructions, any changes of financial situations, and any agreements entered with other parties under this Contract.

6.3 It is the true will of the Guarantor to sign and perform this Contract, and the Guarantor has acknowledged and agreed all the terms of this Contract.

6.4 All the obligations and joint and several liabilities the Guarantor shall undertake for this Contract will not be affected despite any disputes of bank bills or non-bills under the bank bill agreement entered into by the Guarantor with the holder of bank acceptable bill and its guarantor or other parties.

6.5 The Guarantor shall assist the Creditor in the inspection of the Guarantor’s financial status. It shall also provide, upon request by the Creditor, all the financial statements, other materials and information and ensure that the documents, materials and information provided are authentic, complete and accurate.

6.6 The Guarantor shall fulfill its joint and several guarantee liabilities if the Debtor does not repay as scheduled the loan principal and interest or other operations expenses. The Creditor shall deduct and collect the payment from the Guarantor’s existing account opened with the Creditor if the Guarantor does not undertake its guarantee liabilities.

6.7 In the event of the termination or early claims of loan recovery of the Main Contract by the Creditor according to the terms of contract or legal regulations, the Creditor shall request the Guarantor undertake its guarantee liabilities within 5 days commencing from the date of the receipt of the notice of undertaking the liabilities (the "Notice") by the Guarantor.

6.8 The Guarantor shall give the Creditor a written notice thirty days in advance in case of any of the followings:

6.8.1 Major change in the business operation or the corporate structure, including but not limited to contracting, leasing, joint operation (cooperation), merger (acquisition), divestiture, shareholding reform, joint venture, and property transfer;

6.8.2 Changes of operations scopes and registered capital or equity transfer;

6.8.3 Guarantee to be provided to third party or assets to be ledged or guaranteed for the Guarantor or third party.

6.9 The Guarantor shall give a written notice to the Creditor within five days when any of the followings occurs:

6.9.1 Changes in business relationship, amendment to Articles of Association and organizational restructure;

6.9.2 Cessation of production, apply or to be claimed for bankruptcy, dissolution of business, and suspension of business for regulatory measures, cancellation of business registration or revocation of business license;

6.9.3 Deterioration of financial situation or any serious difficulties in productions and operation or involve any economic disputes;

6.9.4. Major changes in name of company, address, legal representatives, contract information;

6.9.5 Other events that affect the rights of the Creditor’s.

6.10 The Guarantor shall still undertake the joint and several liabilities for the said guarantee if the Creditor and the Debtor amend the Main Contract except the extension of the term and increase of the guarantee amount as specified in this Contract.

6.11 The Guarantee shall still undertake the joint and several liabilities after the Creditor transfers it right under the Main contract within the valid period.

6.12 During the term of the Contact, the interests of the Creditor shall not be affected due to other guarantees provided by the Guarantor to the third party.

6.13 During the term of the Contract, the Guarantor shall take proper actions to still undertake the guarantee if any event as stipulated in Articles 6.8.1.

Article 7 Default Responsibilities

7.1 Upon effectiveness of this Contract, the Guarantor and the Creditor shall fulfill the obligations as stipulated herein. If either party fails to perform or fully perform the obligations as stipulated herein, it shall bear the corresponding liability for breach of contract and compensate the other Party for the losses arising therefrom.

7.2 If the representations and warranties made by the Guarantor in Articles 6.1, Articles 6.2 and Articles 6.3 hereof are inauthentic and inaccurate, which has caused losses to the Creditor, the Guarantor shall compensate the Creditor for all the losses.

7.3 If this contract becomes invalid due to Party A’s fault, the Guarantor shall compensate the Creditor for all the losses within the scope of guarantee if this contract becomes invalid not under the cause of the Creditor.

Article 8 Effectiveness, Modification and Termination of this Contract

8.1 This Contract shall come into effect after signed or sealed by the legal representatives or authorized representatives of the Guarantee and the Creditor with their respective official seals affixed hereto.

8.2 Upon the effectiveness of this Contract, unless otherwise agreed upon hereunder, neither of the parties may modify nor terminate this Contract without the consent of the other party. If it is necessary to modify or terminate the Contract, the parties shall consult with each other and reach a written agreement.

8.3 This Contract is separate from the Main Contract. If the Main Contract is invalid for any reason, the validity of this Contract will not be affected, and this Contract shall still be valid. The joint and several guarantee liability of the Guarantee hereunder shall apply to the legal liability of the Debtor after the Main Contract becomes ineffective (including but not limited to reinstatement and compensation of damages).

Article 9 Dispute Resolution

9.1 Any dispute arising from this Contract should be resolved by the options as stipulated in Articles 9.1.1. During the course of dispute, the parties concerned shall continue to perform the terms that are not involved in the dispute.

9.1.1 Conduct legal action at the court of a local jurisdiction where the Creditor is located.

9.1.2. Submit Application for arbitration with __________ Arbitration Commission in accordance with their arbitration rules effective at the time of application. The arbitral award shall be final with a binding effect upon both parties concerned.

9.2 During the settlement period, the terms beyond the disputes shall be enforced as agreed.

Article 10 Other agreements upon by and between parties.

None.

Article 11 Notes

11.1 Any agreements entered between the Guarantee and the Creditor besides of this Guarantee Contract shall be delivered by written notice to each parties. Any notice sent by the Creditor to the Guarantee shall be verified upon the time of delivery of telegraph and fax and the postmark from the post office.

11.2 The original of the contract is triplicate with the same force and effect which the Guarantee takes one, the Creditor takes one, and the Debtor takes one.

Article 12 Statement

The Guarantor has read all the above provisions; the Creditor has made the corresponding explanations in response to the request by the Guarantor; and the Guarantor has no objection to all the particulars of this Contract.

Guarantor : China GengSheng Minerals, Inc. (Seal)	Creditor : China Agricultural Development Bank (Seal)

Legal Representative (Responsible Person) or Authorized	Legal Representative (Responsible Person) or Authorized
Representative	Representative

/s/ Shunqing Zhang	/s/ Yungang Shi

Date Signed: August 28, 2008	Date Signed: August 28, 2008